Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-228411 and 333-207478) of LivaNova PLC of our report dated February 28, 2018 relating to the financial statements, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers SpA
Milan, Italy
March 18, 2019